Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Permian Resources Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(c) Rule 457(f)(1)	161,231,155(1)	N/A	$2,196,579,353.00(2)	0.00011020	$242,063.05

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$2,196,579,353.00		$242,063.05

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$242,063.05

(1)

Represents the estimated maximum number of shares of Class A Common Stock, par value $0.0001 per share, of Permian Resources Corporation (the “Registrant”) to be issued upon the completion of the mergers and other transactions contemplated by the Agreement and Plan of Merger, dated as of August 21, 2023, by and among the Registrant, Permian Resources Operating, LLC, Earthstone Energy, Inc. (“Earthstone”) Earthstone Energy Holdings, LLC, Smits Merger Sub I Inc. and Smits Merger Sub II LLC (as may be amended, the “Merger Agreement”) and is based upon the product of (a) an exchange ratio in the Merger Agreement of 1.446 multiplied by (b) 111,501,490 shares of Class A common stock, par value $0.001 per share, of Earthstone (“Earthstone Class A Common Stock”), which is the sum of (i) 106,331,055 shares of Earthstone Class A Common Stock estimated to be issued and outstanding immediately prior to completion of the mergers, (ii) 907,215 shares of Earthstone Class A Common Stock underlying outstanding time-based restricted stock units estimated to be outstanding immediately prior to completion of the mergers and (iii) 4,263,220 shares of Earthstone Class A Common Stock underlying performance-based restricted stock units (assuming attainment of the applicable performance metrics at the maximum level of performance) estimated to be outstanding immediately prior to completion of the mergers.

(2)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act. Such amount equals the product of (i) $19.70, the average of the high and the low prices per share of Earthstone Class A Common Stock, as reported on the New York Stock Exchange on August 29, 2023, which is within five business days prior to the filing of this Registration Statement on Form S-4, and (ii) 111,501,490 shares of Earthstone Class A Common Stock as calculated pursuant to footnote 1.